CERTIFICATE OF AMENDMENT TO THE
                         ARTICLES OF INCORPORATION

     McKinnely Investments, Inc., a corporation of the State of Delaware, whose registered office is located at Corporation Trust Co., 1209 Orange Street, City of Wilmington, County of New Castle, 19801, certifies pursuant to the provisions of Section 242 of the General Corporation Law of the Sate of Delaware, as amended, that at a meeting of the stockholders of said corporations called for the purpose of amending the articles of incorporation, and held on October 10, 1986, it was resolved by the vote of the holders of a majority of the shares of each class entitled to vote that
Article I of the Articles of Incorporation be amended to read as follows:

                                 ARTICLE I

                                    NAME
                                   -----
     The name of the corporation hereby created shall be Acculine
Industries, Incorporated.

     WE, THE UNDERSIGNED, being the President and Secretary of McKinnely Investments, Inc., make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 30th day of October 1986.

                              /s/  Edward Mevi
                                   -----------
                                   Edward Mevi, President

                              /s/  Morton P. MacLeod
                                   -----------------
                                   Morton P. MacLeod, Secretary

CORPORATE ACKNOWLEDGMENT

State of California      )
                    :ss
County of Santa Clara    )

     On this the 30th day of October, 1986, before me, D. Elaine Belardi, the undersigned Notary Public, personally appeared Edward Mevi and Morton
P. MacLeod [X] personally known to me [X] proved to me on the basis of satisfactory evidence to be the person(s) who executed the within instrument as President and Secretary or on behalf of the corporation herein named, and acknowledged to me that the corporation executed it.

     WITNESS my hand and official seal.

                              /s/  D. Elaine Belardi
                                   ------------------
                                   Notary's Signature

My Commission Expires: March 27, 1987